UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

Inland Real Estate Corporation (the "Company") has previously adopted Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, ("SFAS No. 144"), which requires the Company to report in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale, unless certain conditions are met.  SFAS No. 144 further requires the Company to reclassify results of operations from a property disposed or held for sale subsequent to December 31, 2002 as income from discontinued operations during prior reported periods.

During the nine months ended September 30, 2006, the Company sold four investment properties owned by the Company and not classified as assets held for sale as of December 31, 2005.  The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2005, 2004 and 2003 in the consolidated statements of operations attached to this Current Report on Form 8-K as Exhibit 99.2  This reclassification does not have any effect on the Company's previously reported net income.  In addition, the Company believes that this reclassification does not have a material effect on the Company's selected financial data and management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2005, 2004 and 2003 as previously reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

On November 6, 2006, Inland Real Estate Corporation issued a press release announcing that it has contributed the Honey Creek Commons Shopping Center located in Terre Haute, Indiana to its previously announced joint venture with Inland Real Estate Exchange Corporation (“IREX”.)  The Company purchased Honey Creek on January 11, 2006 for approximately $23.8 million.  Subsequent to the initial purchase, the Company paid additional purchase price in the form of so called “earn-outs” totaling approximately $2.6 million resulting in a total purchase price of approximately $26.4 million.  The Company is contributing the property to the joint venture at a price equal to its purchase price less debt of approximately $16 million secured by the property.  The joint venture anticipates selling undivided interest in the property through a tenant-in-common offering organized by IREX.  A special committee of the Company’s board of directors approved the transaction and concluded that the terms and conditions of the contribution were fair to the Company.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Shell Company Transactions: N/A

(d)	Exhibits:

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Report of Independent Registered Public Accounting Firm

99.2	Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003

99.3	Press release of Inland Real Estate Corporation, dated November 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer
And Treasurer

Date:  November 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Report of Independent Registered Public Accounting Firm

99.2	Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003